Exhibit 10.7

Severance Agreement

THIS AGREEMENT is entered into as of December __, 2001, by and between [_____________] (the "Employee") and ACTIONPOINT, INC., a Delaware corporation (the "Company").

    Term of Agreement.

    This Agreement shall remain in effect from the date hereof until the earlier of:

      The date when the Employee's employment with the Company terminates for any reason not described in Section 6;

      The date when the Company has met all of its obligations under this Agreement following a termination of the Employee's employment with the Company for a reason described in Section 6; or

      [June __, 2002], if a Change-in-Control (as defined below) has not occurred by such date.

    Definition of Cause.

    For all purposes under this Agreement, "Cause" shall mean:

      The unauthorized use or disclosure of the confidential information or trade secrets of the Company;

      Conviction of, or a plea of "guilty" or "no contest" to, a felony under the laws of the United States or any state thereof;

      An act of embezzlement, fraud or theft with respect to the property of the Company;

      Gross misconduct, gross negligence or other conduct that is cause for termination under any written Company policy that was in effect before the Change in Control;

      Repeated abuse of alcohol or drugs on the job or in a manner affecting job performance; or

      Failure to perform assigned duties.

    The foregoing, however, shall not be deemed an exclusive list of all acts or omissions that the Company may consider as grounds for the discharge of the Employee with Cause. In the case of conduct described in Subsection (e) above, such conduct shall constitute "Cause" only if such conduct recurs after the Employee has received written notice that the Company considers such conduct to be "Cause" under this Agreement. In the case of conduct described in Subsection (f) above, such conduct shall constitute "Cause" only if such conduct recurs after the Employee has received written notice that the Company considers such conduct to be "Cause" under this Agreement and had an opportunity to cure such conduct during a period of not less than 30 days.

    Definition of Change in Control.

    For all purposes under this Agreement, "Change in Control" shall mean the consummation, at any time prior to [June __, 2002], of a merger or consolidation of the Company or its wholly-owned subsidiary with or into Captiva Software Corporation or its wholly-owned subsidiary (collectively, "Captiva") or other corporate reorganization involving the Company and Captiva, without regard as to whether or not more than 50% of the combined voting power of the continuing or surviving entity's securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization.

    Definition of Continuation Period.

    For all purposes under this Agreement, "Continuation Period" shall mean the period commencing on the date when the termination of the Employee's employment under Section 6 is effective and ending on the earlier of:

      The date [__] months after the date when the employment termination was effective; or

      The date of the Employee's death.

    Definition of Good Reason.

    For all purposes under this Agreement, "Good Reason" shall mean that the Employee:

      Has incurred a material reduction in his/her authority or responsibility as an employee of the Company, with the result that his/her position is no longer comparable to the position that he/she occupied before the Change in Control;

      Has incurred a reduction in excess of 10% in his/her base salary as an employee of the Company;

      Has been notified by the Company after the Change in Control that his/her principal place of work as an employee of the Company will be relocated, which will cause his/her one-way commuting distance to increase by more than 40 miles; or

      Is employed by a successor to the Company that has failed to comply with Section 10(a).

    Eligibility for Severance Pay and Benefits.

      Change in Control and Employment Termination. The Employee shall be entitled to receive the severance pay described in Section 7 and the benefits described in Section 8 from the Company if, and only if, one of the following events occurs:

          Within the first three-month period after the occurrence of a Change in Control, the Employee voluntarily resigns his/her employment for Good Reason; provided, however, that the reason set forth in Section 5(a) above shall not be Good Reason during such three-month period;

          Within the second three-month period after the occurrence of a Change in Control, the Employee voluntarily resigns his/her employment for Good Reason; or

          Within the first 12-month period after the occurrence of a Change in Control, the Company terminates the Employee's employment for any reason other than Cause.

      The determination of whether the Employee's employment has terminated shall be made without regard to whether the Employee continues to provide services to the Company as a member of the Board or otherwise in the capacity of an independent contractor. A transfer of the Employee's employment from the Company to a successor of the Company shall not be considered a termination of employment, if such successor complies with the requirements of Section 10(a).

      Other Requirements. The Employee shall be entitled to receive the severance pay described in Section 7 and the benefits described in Section 8 from the Company only if the Employee (i) continues his/her employment for such reasonable period (not to exceed 90 days) as the Company may request in order to ensure an orderly transition to his/her successor, (ii) has executed a general release (in a form prescribed by the Company) of all known and unknown claims that he/she may then have against the Company or persons affiliated with the Company and (iii) has agreed not to prosecute any legal action or other proceeding based upon any of such claims.

    Amount of Severance Pay.

    Within five business days after the termination of the Employee's employment under Section 6, the Company shall pay the Employee a lump sum equal to [__]% of the Employee's base compensation at the greater of (a) the annual rate in effect on the date when the termination of the Employee's employment with the Company is effective or (b) the annual rate in effect on the date of the Change in Control.

    Bonus, Group Insurance and Option Exercisability.

      Bonus. In the event of an employment termination described in Section 6, the Company shall pay the Employee a bonus for the year in which such termination occurs. Such bonus shall not be less than the bonus that would have been payable absent such termination, calculated on the basis of the most recent interim results available and prorated to reflect the portion of such year during which the Employee was employed by the Company.

      Group Insurance. During the Continuation Period, the Employee (and, where applicable, the Employee's dependents) shall be entitled to continue participation in the group insurance plans maintained by the Company, including life, disability and health insurance programs, as if the Employee were still an employee of the Company. Where applicable, the Employee's salary for purposes of such plans shall be determined at the greater of (i) the annual rate in effect on the date when the termination of the Employee's employment with the Company is effective or (ii) the annual rate in effect on the date of the Change in Control. To the extent that the Company finds it impossible to cover the Employee under its group insurance policies during the Continuation Period, the Company shall provide the Employee with individual policies which offer at least the same level of coverage and which impose not more than the same costs on the Employee. The foregoing notwithstanding, in the event that the Employee becomes eligible for comparable group insurance coverage in connection with new employment, the coverage provided by the Company under this Subsection (c) shall terminate immediately. Any group health continuation coverage that the Company is required to offer under the Consolidated Omnibus Budget Reconciliation Act of 1986 shall commence when coverage under this Subsection (c) terminates.

      Option Exercisability. If, at any time during the 12-month period after the occurrence of a Change in Control, the Employee's employment is terminated by the Company without Cause or by the Employee for Good Reason, any option to purchase the Company's Common Stock held by the Employee that is exercisable at the time of such termination of employment shall remain exercisable until the one-year anniversary of such termination.

    Limitation on Payments.

      Application of Limitation. This Section 9 shall apply only if the Employee, on an after-tax basis, would receive more value under this Agreement after the application of this Section 9 than before the application of this Section 9. For this purpose, "after-tax basis" shall mean a calculation taking into account all federal and state income and excise taxes imposed on the Employee, including (without limitation) the excise tax described in section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"). If this Section 9 is applicable, it shall supersede any conflicting provision of this Agreement.

      Basic Rule. The Company shall not make any payment or property transfer to, or for the benefit of, the Employee (under this Agreement or otherwise) that would subject the Employee to the excise tax described in section 4999 of the Code. All calculations required by this Section 9 shall be performed by the independent auditors retained by the Company most recently prior to the Change in Control (the "Auditors"), based on information supplied by the Company and the Employee, and shall be binding on the Company and the Employee. All fees and expenses of the Auditors shall be paid by the Company.

      Reductions. If the amount of the aggregate payments or property transfers to the Employee must be reduced under this Section 9, then the Employee shall direct in which order the payments or transfers are to be reduced, but no change in the timing of any payment or transfer shall be made without the Company's consent. As a result of uncertainty in the application of section 4999 of the Code at the time of an initial determination by the Auditors hereunder, it is possible that a payment will have been made by the Company that should not have been made (an "Overpayment") or that an additional payment that will not have been made by the Company could have been made (an "Underpayment"). In the event that the Auditors, based upon the assertion of a deficiency by the Internal Revenue Service against the Employee that the Auditors believe has a high probability of success, determine that an Overpayment has been made, such Overpayment shall be treated for all purposes as a loan to the Employee that the Employee shall repay to the Company, together with interest at the applicable federal rate specified in section 7872(f)(2) of the Code; provided, however, that no amount shall be payable by the Employee to the Company if and to the extent that such payment would not reduce the amount that is subject to an excise tax under section 4999 of the Code. In the event that the Auditors determine that an Underpayment has occurred, such Underpayment shall promptly be paid or transferred by the Company to, or for the benefit of, the Employee, together with interest at the applicable federal rate specified in section 7872(f)(2) of the Code.

    Successors.

      Company's Successors. The Company shall require any successor (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business or assets or all or substantially all of the capital stock or assets of a subsidiary or other business unit in which the Employee is employed to assume this Agreement and to agree expressly in writing to perform this Agreement in the same manner and to the same extent as the Company would be required to perform it in the absence of a succession. For all purposes under this Agreement, the term "Company" shall include any successor to a business or assets of the Company which executes and delivers the assumption agreement described in this Subsection (a) or which becomes bound by this Agreement by operation of law.

      Employee's Successors. This Agreement and all rights of the Employee hereunder shall inure to the benefit of, and be enforceable by, the Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

    Amendment of Prior Severance Agreement.

    The definition of "Change-in-Control" under the Severance Agreement by and between the Employee and the Company (f/n/a Input Software, Inc.), dated ______________ (the "Prior Agreement") is hereby amended such that any event which would constitute a Change-in-Control under this Agreement shall not constitute a Change-in-Control for any purpose pursuant to the Prior Agreement.

    Miscellaneous Provisions.

      Notice. Notices and all other communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid. In the case of the Employee, mailed notices shall be addressed to the Employee at the home address which the Employee most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Secretary.

      Waiver. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Employee and by an authorized officer of the Company (other than the Employee). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

      Whole Agreement; Amendments. No agreements, representations or understandings (whether oral or written and whether express or implied) which are not expressly set forth in this Agreement have been made or entered into by either party with respect to the subject matter hereof other than the Prior Agreement. This Agreement may be amended only in writing, by an instrument executed by both parties.

      No Setoff; Withholding Taxes. There shall be no right of setoff or counterclaim, with respect to any claim, debt or obligation, against payments to the Employee under this Agreement. All payments made under this Agreement shall be subject to reduction to reflect taxes required to be withheld by law.

      Choice of Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California, except their choice-of-law provisions.

      Severability. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

      Arbitration.

          Scope of Arbitration Requirement. Except as otherwise provided in Section 9, the parties hereby waive their rights to a trial before a judge or jury and agree to arbitrate before a neutral arbitrator any and all claims or disputes arising out of this Agreement or the breach hereof.

          Procedure. The arbitrator's decision shall be written and shall include the findings of fact and law that support the decision. The arbitrator's decision shall be final and binding on both parties, except to the extent applicable law allows for judicial review of arbitration awards. The arbitrator may award any remedies that would otherwise be available to the parties if they were to bring the dispute in court. The arbitration shall be conducted in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association; provided, however that the arbitrator shall allow the discovery authorized by the California Arbitration Act or the discovery that the arbitrator deems necessary for the parties to vindicate their respective claims or defenses. The arbitration shall take place in San Jose, California or, at the Employee's option, the county in which the Employee primarily worked with the Company at the time when the arbitrable dispute or claim first arose.

          Costs. The parties shall share the costs of arbitration equally, except that the Company shall bear the cost of the arbitrator's fee and any other type of expense or cost that the Employee would not be required to bear if he were to bring the dispute or claim in court. Both the Company and the Employee shall be responsible for their own attorneys' fees, and the arbitrator may not award attorneys' fees unless a statute or contract at issue specifically authorizes such an award.

      No Assignment. The rights of any person to payments or benefits under this Agreement shall not be made subject to option or assignment, either by voluntary or involuntary assignment or by operation of law, including (without limitation) bankruptcy, garnishment, attachment or other creditor's process, and any action in violation of this Subsection (h) shall be void.

IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.

ACTIONPOINT, INC.

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